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                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS


POTASH CORPORATION OF SASKATCHEWAN INC.

We hereby consent to (a) the use, through incorporation by reference in Registration Statement No. 33-57920 of our report dated February 12, 1997, which is incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, and (b) the reference to us under the heading "Experts" in such Registration Statement.




DELOITTE & TOUCHE

Chartered Accountants

Saskatoon, Saskatchewan, Canada
April 28, 1997